Exhibit 99.1

        Navigant Consulting, Inc. Announces Second Quarter 2006 Results

     CHICAGO--(BUSINESS WIRE)--July 26, 2006--Navigant Consulting, Inc. (NYSE:NCI):

     -- Quarterly revenues increased 18 percent, year over year, to $165.0 million, from $139.5 million in the second quarter of 2005. Six-month revenues increased 21 percent, to $331.2 million, compared to $274.1 million during the first six months of 2005.

     -- EBITDA for the quarter increased 17 percent to $31.0 million, from $26.5 million in the second quarter of 2005. EBITDA for the six months ended June 30, 2006 increased 18 percent to $61.7 million, from $52.2 million for the comparable period in 2005.

     -- Earnings per share increased 8 percent to $0.26 in the 2006 second quarter, compared to $0.24 in the second quarter of 2005. First half 2006 EPS increased to $0.51, from $0.49 in the first six months of 2005.

     Navigant Consulting, Inc. (NYSE:NCI), an international consulting firm providing dispute, investigative, operational, risk management and financial advisory solutions to legal counsel, government agencies and companies experiencing regulatory or structural challenges, today announced financial results for the 2006 second quarter.
     "Our solid second quarter results completed a strong first half of 2006, which included excellent performance from our financial, insurance and international sectors, as well as our forensic accounting and investigation services," stated William M. Goodyear, Chairman and CEO. "In particular, our forensic accounting expertise and recognized professionals, combined with our strong brand, have positioned us as a leading firm to assist companies in addressing back-dating stock option concerns. Overall, we are well positioned to sustain our current growth throughout 2006 and achieve our previously-stated revenue and earnings goals for the year."

     Second Quarter 2006 Financial Results

     Revenues for the second quarter of 2006 were $165.0 million, an 18 percent increase compared to second quarter 2005 revenues of $139.5 million, and a slight decrease from first quarter 2006 revenues of $166.3 million. EBITDA in the second quarter of 2006 was $31.0 million, an increase of 17 percent from $26.5 million for the second quarter of 2005, and up slightly from first quarter 2006 EBITDA of $30.7 million.
     EBITDA as a percentage of revenues before reimbursements remained consistent with the first quarter of 2006 at 21 percent, and was down slightly compared to 22 percent during the second quarter of 2005. Net income per diluted share was $0.26 in the second quarter of 2006, an 8 percent increase compared to $0.24 per share in the comparable period in 2005, and consistent with the first quarter of 2006.
     "Net income per diluted share during the second quarter of 2006 was impacted by higher amortization, depreciation and interest expenses, principally due to the effects of our acquisition of London-based Precept in late March. Our UK and other international operations have significantly benefited from this transaction, and we are very pleased with the results of our foreign operations despite this short-term impact to non-operating expenses," stated Mr. Goodyear. "In addition, shares used in computing net income per diluted share increased, quarter over quarter in 2006, by more than 1.1 million shares, principally due to the Precept acquisition and other previous transactions."

     Six-Month Financial Results

     Revenues for the six months ended June 30, 2006 were $331.2 million, a 21 percent increase compared to 2005 six-month revenues of $274.1 million. EBITDA for the six-month period of 2006 was $61.7 million, up 18 percent from $52.2 million for the comparable 2005 period. EPS for the 2006 six months was $0.51 per share, compared to $0.49 per share for the same period in 2005.
     "In addition to the expansion of our international dispute and investigations offerings, we are experiencing strong demand for our financial, operational and risk management solutions, particularly in the financial services and healthcare industries," stated Julie M. Howard, President and Chief Operating Officer. "Recent engagements have focused on reengineering financial systems and accounting processes in support of restatements, counseling clients in setting up appropriate processes to comply with regulatory requirements, and reviewing internal audit and other risk management functions."

     Business Metrics

     Average billable full time equivalent (FTE) consultant headcount for the second quarter was 1,729, as compared to 1,733 in the first quarter, and 1,545 in the second quarter of 2005. FTE billable consultants on June 30, 2006 were 1,732, down from 1,787 at the end of the first quarter 2006, and up from 1,557 at June 30, 2005. Company-wide consultant utilization in the second quarter was 70 percent, compared to 71 percent in the first quarter of 2006 and 69 percent in the second quarter of 2005.
     Annualized revenue per consultant in the second quarter of 2006 was $376,000, compared to $384,000 in the first quarter of 2006. Annualized attrition was 20 percent during the second quarter of 2006, up from 18 percent during the first quarter. Days sales outstanding as of June 30, 2006 were 83 days, compared to 81 days at the end of the 2005 second quarter. The Company ended the second quarter with $75.7 million in bank borrowings under its $175 million unsecured, multi-bank credit facility.
     "Voluntary consultant attrition at the junior consulting levels trended seasonally upward in the second quarter as a result of increased interest in graduate program opportunities, as well as expanding industry opportunities, but such attrition remains constant in the single digits for our senior professionals, " stated Ms. Howard. "We are looking forward to welcoming a substantial complement of new campus hires over the next several months."

     Company Continues to Expand Solution and Services Expertise

     Navigant Consulting continued to expand its services and solution offerings during the 2006 second quarter, hiring 19 Managing Directors and Directors. Included in these additions was Dr. Gerold Ibler, who joined the Disputes & Investigations practice based in Miami, further expanding the Company's geographic reach and expertise. Dr. Ibler has managed large, complex dispute assignments in the United States and South America. His team provides litigation support, financial analysis, and general business consulting to corporations and governments. The Company also expanded its Business Technology Solutions practice with the addition of Joe Tedesco, founder and Chief Executive Officer of Architech. He and his team expand the Company's expertise in the business process assurance sector, helping financial services, healthcare and insurance industry clients improve operational and revenue performance.

     Webcast of the Company's Announcement of Second Quarter 2006 Results

     A webcast of management's presentation of the Company's second quarter financial results will be available on the Company's website, www.navigantconsulting.com. To access the call, click the Investor Relations section and select "Conference Calls." This webcast will be available until 5:00 p.m., ET, October 25, 2006.

     About Navigant Consulting

     Navigant Consulting, Inc. (NYSE:NCI) is a specialized independent consulting firm providing dispute, financial, regulatory and operational advisory services to government agencies, legal counsel and large companies facing the challenges of uncertainty, risk, distress and significant change. The Company focuses on industries undergoing substantial regulatory or structural change including healthcare, energy and financial and insurance services, and on the issues driving these transformations. "Navigant" is a service mark of Navigant International, Inc. Navigant Consulting, Inc. (NCI) is not affiliated, associated, or in any way connected with Navigant International, Inc. and NCI's use of "Navigant" is made under license from Navigant International, Inc. More information about Navigant Consulting can be found at www.navigantconsulting.com.
     Except as set forth below, statements included in this press release, which are not historical in nature, are intended to be, and are hereby identified as, "forward-looking statements" as defined within the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words including "anticipates," "believes," "intends," "estimates," "expects" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, income and margins, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: dependence on key personnel, acquisitions consummated and acquisitions under consideration, recruiting, attrition and the ability to successfully integrate new consultants into the Company's practices, significant client assignments, conflicts of interest, the ability to meet the challenges of rapid growth and intense competition, professional liability, any significant decline in the market value of the Company's securities that would affect its ability to attract, retain and motivate its consultants, possible legislative and regulatory changes, including without limitation federal class action, asbestos and medical malpractice reform legislation, and general economic conditions. Therefore, you should not place undue reliance on these forward-looking statements. Please see "Risk Factors" in our Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face. The Company undertakes no obligation to update any of its forward-looking statements after the date of this press release.


              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENT OF INCOME
                 (In thousands, except per share data)
                              (Unaudited)

                                        For the three months ended
                                     ---------------------------------
                                       June 30,  March 31,   June 30,
                                         2006       2006       2005
                                     ---------------------------------
Revenues before reimbursements         $147,691   $149,119   $121,622
Reimbursements                           17,298     17,131     17,871
                                     ---------------------------------
   Total revenues                      $164,989   $166,250   $139,493

Cost of services before reimbursable
 expenses                                84,668     87,528     71,227
Reimbursable expenses                    17,298     17,131     17,871
                                     ---------------------------------
   Cost of services                     101,966    104,659     89,098
General and administrative expenses      32,018     30,920     23,864
                                     ---------------------------------
   Earnings before interest, taxes,
    depreciation and amortization
    (EBITDA)                             31,005     30,671     26,531
Depreciation                              3,221      2,950      2,564
Amortization                              2,616      2,279      1,857
                                     ---------------------------------
   Operating income                      25,168     25,442     22,110
Other income (expense), net              (1,526)      (658)      (789)
                                     ---------------------------------
Income before income tax expense         23,642     24,784     21,321
Income tax expense                        9,680     10,978      8,954
                                     ---------------------------------
   Net income                           $13,962    $13,806    $12,367
                                     =================================

Net income per diluted share              $0.26      $0.26      $0.24
                                     =================================

Shares used in computing net income
 per diluted share                       54,664     53,527     52,091

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable
 expenses                                    57%        59%        59%
Reimbursable expenses                        12%        11%        15%
General and administrative expenses          22%        21%        20%

EBITDA                                       21%        21%        22%
Operating income                             17%        17%        18%
Net income                                    9%         9%        10%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF OPERATIONS
                 (In thousands, except per share data)
                              (Unaudited)

                                                     For the six
                                                     months ended
                                                ----------------------
                                                  June 30,   June 30,
                                                    2006       2005
                                                ----------------------
Revenues before reimbursements                    $296,810   $243,406
Reimbursements                                      34,429     30,721
                                                ----------------------
   Total revenues                                 $331,239   $274,127

Cost of services before reimbursable expenses      172,196    145,100
Reimbursable expenses                               34,429     30,721
                                                ----------------------
   Cost of services                                206,625    175,821

General and administrative expenses                 62,938     46,062
                                                ----------------------
    Earnings before interest, taxes,
     depreciation and amortization (EBITDA)         61,676     52,244
Depreciation                                         6,171      4,475
Amortization                                         4,895      3,317
                                                ----------------------
   Operating income                                 50,610     44,452
Other income (expense), net                         (2,184)    (1,114)
                                                ----------------------
Income before income tax expense                    48,426     43,338
Income tax expense                                  20,658     18,202
                                                ----------------------

   Net income                                      $27,768    $25,136
                                                ======================

Net income per diluted share                         $0.51      $0.49
                                                ======================

Shares used in computing net income per
 diluted share                                      54,096     51,666

Percentage of revenues before reimbursements:
---------------------------------------------
Cost of services before reimbursable expenses           58%        60%
Reimbursable expenses                                   12%        13%
General and administrative expenses                     21%        19%

EBITDA                                                  21%        21%
Operating income                                        17%        18%
Net income                                               9%        10%



              NAVIGANT CONSULTING, INC. AND SUBSIDIARIES
        CONDENSED CONSOLIDATED BALANCE SHEETS AND SELECTED DATA
                    (In thousands, except DSO data)
                              (Unaudited)


                            June 30,  March 31,   December   June 30,
Assets                        2006       2006     31, 2005     2005
------                    --------------------------------------------
Cash and cash equivalents    $12,263    $18,263    $14,871    $11,118
Trade accounts receivable,
 net                         164,789    167,111    145,616    137,224
Prepaid and other assets      20,180     18,918     19,420     13,417
                          --------------------------------------------
   Total current assets      197,232    204,292    179,907    161,759

Property and equipment,
 net                          49,565     44,864     42,320     35,369
Goodwill and intangible
 assets, net                 383,276    376,249    318,755    278,850
Other non-current assets,
 net                           2,600      2,467      1,881        363
                          --------------------------------------------
   Total assets             $632,673   $627,872   $542,863   $476,341
                          ============================================

Liabilities and Stockholders' equity
------------------------------------
Bank borrowings              $75,661    $94,107    $40,800    $43,800
Current liabilities           78,964     78,689     97,467     80,576
Other liabilities             28,416     28,375     20,148      8,309
Stockholders' equity         449,632    426,701    384,448    343,656
                          --------------------------------------------

   Total liabilities and
    stockholders' equity    $632,673   $627,872   $542,863   $476,341
                          ============================================


Selected Data

Days sales outstanding,
 net (DSO)(a)                 83 days    81 days    80 days    81 days
                          ============================================

(a) Includes deferred revenue.


     CONTACT: Navigant Consulting, Inc.
              Ben W. Perks, 312-573-5630
              or
              Andrew J. Bosman, 312-573-5631